               EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                            BEMIS COMPANY, INC. AND SUBSIDIARIES
                              CONSOLIDATED STATEMENT OF INCOME
                           (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)




                                                        Three Months Ended            Nine Months Ended
                                                           September 30                 September 30
                                                      ---------------------     --------------------------
                                                        1998         1997          1998           1997
                                                      --------     --------     ----------     ----------
Net sales..........................................   $465,497     $465,533     $1,387,583     $1,422,340
Costs and expenses:
   Cost of products sold...........................    365,078      372,489      1,091,047      1,131,660
   Selling, general, and
    administrative expenses........................     45,055       43,519        138,053        145,217
   Research and development........................      2,994        2,537          9,015          9,253
   Interest expense................................      5,467        4,903         16,334         14,175
   Other (income) costs, net.......................        535         (423)          (407)          (837)
   Minority interest in net income.................        814        1,296          2,777          3,809
                                                      --------     --------     ----------     ----------
Income before income taxes.........................     45,554       41,212        130,764        119,063

   Taxes based on income - cash....................     16,895       15,152         48,170         43,779
   Taxes based on income - deferred................        905          648          2,730          2,021
                                                      --------     --------     ----------     ----------
Net income.........................................   $ 27,754     $ 25,412     $   79,864     $   73,263
                                                      --------     --------     ----------     ----------
                                                      --------     --------     ----------     ----------

Basic earnings per share of common stock...........   $    .52     $    .48     $     1.50     $     1.38
                                                      --------     --------     ----------     ----------
                                                      --------     --------     ----------     ----------

Diluted earnings per share of common stock.........   $    .52     $    .47     $     1.49     $     1.36
                                                      --------     --------     ----------     ----------
                                                      --------     --------     ----------     ----------
Cash dividends paid per
 share of common stock.............................   $    .22     $    .20     $      .66     $      .60
                                                      --------     --------     ----------     ----------
                                                      --------     --------     ----------     ----------
Average common shares and common
 stock equivalents outstanding.....................     53,303       53,976         53,554         53,942
                                                      --------     --------     ----------     ----------
                                                      --------     --------     ----------     ----------


               EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                           BEMIS COMPANY, INC. AND SUBSIDIARIES
                                CONSOLIDATED BALANCE SHEET
                                (IN THOUSANDS OF DOLLARS)

                                                            Sep 30        Dec 31
                         ASSETS                              1998          1997
                         ------                          ----------    -----------
Cash...............................................      $   23,561     $   13,827
Accounts receivable - net..........................         231,842        233,547
Inventories........................................         206,777        221,576
Prepaid expenses and deferred charges..............          38,761         47,443
                                                         ----------     ----------
         Total current assets......................         500,941        516,393
                                                         ----------     ----------

Property and equipment, net........................         716,013        685,227

Excess of cost of investments in
 subsidiaries over net assets acquired.............         162,865        150,632
Other assets.......................................          37,478         10,315
                                                         ----------     ----------
         Total.....................................         200,343        160,947
                                                         ----------     ----------
TOTAL ASSETS.......................................      $1,417,297     $1,362,567
                                                         ----------     ----------
                                                         ----------     ----------

              LIABILITIES AND STOCKHOLDERS' EQUITY

Current portion of long-term debt.....................   $    2,179     $    2,173
Short-term borrowings.................................        2,122          2,105
Accounts payable......................................      165,746        195,346
Accrued salaries and wages............................       32,067         34,892
Accrued income and other taxes........................       23,861         16,671
                                                         ----------     ----------
         Total current liabilities....................      225,975        251,187

Long-term debt, less current portion..................      379,447        316,791
Deferred taxes........................................       66,777         64,066
Other liabilities and deferred credits................       55,667         56,876
                                                         ----------     ----------
         Total liabilities............................      727,866        688,920
                                                         ----------     ----------

Minority interest.....................................       34,698         33,762
Stockholders' equity:
    Common stock (59,056,047 and 58,643,557 shares)...        5,905          5,864
    Capital in excess of par value....................      181,909        174,562
    Retained income...................................      671,268        626,584
    Other comprehensive income (loss).................       (7,794)        (6,263)
    Common stock held in treasury (6,625,846 and
     5,676,046 shares)...............................     (196,555)      (160,862)
                                                         ----------     ----------
         Total stockholders' equity...................      654,733        639,885
                                                         ----------     ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY............   $1,417,297     $1,362,567
                                                         ----------     ----------
                                                         ----------     ----------

               EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                             BEMIS COMPANY, INC. AND SUBSIDIARIES
                             CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (IN THOUSANDS OF DOLLARS)


                                                            Nine Months Ended
                                                               September 30
                                                         -----------------------
                                                            1998          1997
                                                         ---------      --------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income............................................   $  79,864      $ 73,263
Non-cash items:
    Depreciation and amortization.....................      68,290        60,727
    Minority interest in net income...................       2,777         3,809
    Deferred income taxes, non-current portion........       2,741         1,635
    Undistributed earnings of affiliated companies....         500
    (Gain) loss on sale of property and equipment.....        (107)          135
                                                         ---------      --------
Cash provided by operations...........................     154,065       139,569

Changes in working capital, net of effects of
 acquisitions and dispositions........................        (687)       (5,242)
Net change in deferred charges and credits............        (957)       (8,718)
                                                         ---------      --------

Net cash provided by operating activities.............     152,421       125,609
                                                         ---------      --------

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment...................     (95,456)     (117,456)
Business acquisition..................................     (46,319)       (6,945)
Business divestiture..................................                    27,984
Proceeds from sale of property and equipment..........       1,868         1,762
Other.................................................                       (25)
                                                         ---------      --------

Net cash used in investing activities.................    (139,907)      (94,680)
                                                         ---------      --------
CASH FLOWS FROM FINANCING ACTIVITIES
Change in long-term debt excluding debt assumed
 in business acquisitions.............................     62,656         15,911
Change in short-term debt ............................       (305)           525
Cash dividends paid...................................    (35,180)       (31,823)
Subsidiary dividends to minority stockholders.........     (1,835)        (1,835)
Common stock purchased for the treasury...............    (35,693)        (3,730)
Stock incentive programs and related tax effects......      7,388             52
                                                         ---------      --------

Net cash used by financing activities.................     (2,969)       (20,900)
                                                         ---------      --------

Effect of exchange rates on cash......................         189          (945)
                                                         ---------      --------

Net increase in cash..................................   $   9,734      $  9,084
                                                         ---------      --------
                                                         ---------      --------

         EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                       BEMIS COMPANY, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
 PERIODS PRIOR TO 1998 HAVE BEEN REVISED TO REFLECT PROVISIONS OF SFAS NO. 130


                                                                      Capital In                Other        Common       Total
                                                              Common  Excess Of   Retained  Comprehensive  Stock Held  Stockholder's
              (IN THOUSANDS OF DOLLARS)                       Stock   Par Value    Income   Income (Loss)  In Treasury   Equity
------------------------------------------------------------  ------  ----------  --------  -------------  ----------  -------------
Balance at December 31, 1994................................  $5,572  $  101,290  $446,132      ($1,474)   ($ 133,493) $    418,027
                                                              ------  ----------  --------  -------------  ----------  ------------
Net income for 1995.........................................                        85,210                                   85,210
Translation adjustment for 1995.............................                                      5,211                       5,211
Pension liability adjustment, net of $2,975 tax benefit.....                                      4,853                       4,853
                                                                                                                       ------------
Total comprehensive income..................................                                                                 95,274
                                                                                                                       ------------
Cash dividends paid on common stock, $.64 per share.........                       (33,175)                                 (33,175)
Stock incentive programs and related tax effects............      28       3,421                                              3,449
Common stock transactions related to an
  acquisition of a subsidiary company.......................     181      42,408                               (4,961)       37,628
Purchase of 330,300 shares of common stock..................                                                   (8,395)       (8,395)




                                                              ------  ----------  --------  -------------  ----------  ------------
Balance at December 31, 1995................................  $5,781  $  147,119  $498,167     $  8,590    ($ 146,849) $    512,808
                                                              ------  ----------  --------  -------------  ----------  ------------
Net income for 1996.........................................                       101,081                                  101,081
Translation adjustment for 1996.............................                                     (3,917)                     (3,917)
Pension liability adjustment, net of $948 tax benefit.......                                      1,546                       1,546
                                                                                                                       ------------
Total comprehensive income..................................                                                                 98,710
                                                                                                                       ------------
Cash dividends paid on common stock $.72 per share..........                       (37,830)                                 (37,830)
Stock incentive programs and related tax effects............       2         310                                                312
Common stock transactions related to an
  acquisition of a subsidiary company.......................       7       2,052                                              2,059
Purchase of 292,000 shares of common stock..................                                                   (8,962)       (8,962)
                                                              ------  ----------  --------  -------------  ----------  ------------
Balance at December 31, 1996................................  $5,790  $  149,481  $561,418    $   6,219    ($ 155,811) $    567,097
                                                              ------  ----------  --------  -------------  ----------  ------------
Net income for 1997.........................................                       107,584                                  107,584
Translation adjustment for 1997.............................                                    (11,109)                    (11,109)
Pension liability adjustment, net of $842 tax benefit.......                                     (1,373)                     (1,373)
                                                                                                                       ------------
Total comprehensive income..................................                                                                 95,102
                                                                                                                       ------------
Cash dividends paid on common stock, $.80 per share.........                       (42,418)                                 (42,418)
Stock incentive programs and related tax effects............       4          47                                                 51
Common stock transactions related to an
  acquisition of a subsidiary company.......................      70      25,034                                             25,104
Purchase of 139,429 shares of common stock..................                                                   (5,051)       (5,051)
                                                              ------  ----------  --------  -------------  ----------  ------------
Balance at December 31, 1997................................  $5,864  $  174,562  $626,584    ($  6,263)   ($ 160,862) $    639,885
                                                              ------  ----------  --------  -------------  ----------  ------------
Net income for first nine months of 1998....................                        79,864                                   79,864
Translation adjustment for first nine months of 1998........                                     (1,531)                     (1,531)
                                                                                                                       ------------
Total comprehensive income..................................                                                                 78,333
                                                                                                                       ------------
Cash dividends paid on common stock, $.66 per share.........                       (35,180)                                 (35,180)
Stock incentive programs and related tax effects............      41       7,347                                              7,388
Purchase of 949,800 shares of common stock..................                                                  (35,693)      (35,693)
                                                              ------  ----------  --------  -------------  ----------  ------------
Balance at September 30, 1998...............................  $5,905  $  181,909  $671,268    ($  7,794)   ($ 196,555) $    654,733

               EXHIBIT 19 - FINANCIAL STATEMENTS FURNISHED TO SECURITY HOLDERS

                             BEMIS COMPANY, INC. AND SUBSIDIARIES
                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


BASIS OF PRESENTATION

         The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position and results of operation.

         It is management's opinion, however, that all material adjustments (consisting of normal recurring accruals) have been made which are necessary for a fair financial statement presentation. The results for the interim period are not necessarily indicative of the results to be expected for the year.

         For further information, refer to the consolidated financial statements and footnotes included in the Company's annual report on Form 10-K for the year ended December 31, 1998.

COMPREHENSIVE INCOME

         In the first quarter of 1998, the Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which establishes standards for reporting and display of comprehensive income and its components. In accordance with SFAS 130,
the  Company  has displayed  the   components   of  "Other   comprehensive
income   (loss)"  and "Comprehensive  income," net of their related tax effects, in the accompanying Consolidated Statement of Stockholder's Equity. The net foreign currency translation adjustment and components thereof have no tax effect as the Company makes no provision for U.S. income taxes applicable to undistributed earnings of foreign subsidiaries that are indefinitely reinvested in foreign operations. All prior-period data has been reclassified to conform with the provisions of SFAS 130.

TAXES BASED ON INCOME

         The Company's 1998 effective tax rate of 39 percent differs from the federal statutory rate of 35 percent primarily due to state and local income taxes.